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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported): May 2, 2003

                               INSMED INCORPORATED
             (Exact name of registrant as specified in its charter)
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               VIRGINIA                                  0-30739                               54-1972729
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(State or other jurisdiction of                 (Commission File Number)                   (I.R.S. Employer
incorporation)                                                                            Identification No.)
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                4851 Lake Brook Drive, Glen Allen, Virginia 23060
                -------------------------------------------------
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (804) 565-3000


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Item 9.     Regulation FD Disclosure.

On May 2, 2003, Insmed Incorporated ("Insmed" or the "Company") issued a press release announcing its financial results for the three months ended March 31, 2003. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The announcement includes disclosure of the Company's average monthly cash burn rate (which is a non-GAAP financial measure) for certain periods with a reconciliation to the comparable GAAP measure. The Company believes that, for a development-stage company such as Insmed, the cash burn rate is a critical measure of health and directly determines the Company's ability to continue operations, implement the Company's growth strategy and get the Company's lead drug candidate to market.

This Current Report on Form 8-K and the press release attached hereto are being furnished by the Company pursuant to Item 12 of Form 8-K, in accordance with SEC Release Nos. 33-8216; 34-47583, insofar as they disclose historical information regarding the Company's results of operations for the three months ended March 31, 2003.

In accordance with General Instruction B.6 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            INSMED INCORPORATED

Date: May 2, 2003                           By:   /s/ Kevin P. Tully
                                                  -----------------------------
                                                  Kevin P. Tully
                                                  Treasurer and Controller